_________________________________________________________________
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 15,
1997

                    THE FIRST JERMYN CORP.
     (Exact name of registrant as specified in its charter)

        Pennsylvania               0-13312            23-2275242
(State or other jurisdiction     (Commission        (IRS Employer
     of incorporation)            File Number)        Ident. No.)

645 Washington Street, P.O. Box 39,
Jermyn, Pennsylvania                                   18433-0039
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (717) 876-6500


                                N/A
 (Former name or former address, if changed since last report.)
_________________________________________________________________
_________________________________________________________________

Item 5.   Other Events.

     On October 15, 1997, The First Jermyn Corp. ("First Jermyn" entered into a merger agreement (the "Agreement") with Upper Valley Bancorp, Inc. ("Upper Valley") providing for the statutory merger (the "Merger") of Upper Valley with and into First Jermyn, with First Jermyn as the surviving corporation. Under the terms of the Agreement, First Jermyn will exchange .689 shares of First Jermyn common stock for each outstanding share of Upper Valley common stock. The Merger will result in the issuance of approximately 689,000 shares of First Jermyn common stock.

     The Merger will be accounted for as a pooling of interests and will constitute a tax-free reorganization for income tax purposes.

     In connection with the Merger, NBO National Bank, the wholly-owned banking subsidiary of Upper Valley, will be merged with and into The First National Bank of Jermyn, the wholly-owned banking subsidiary of First Jermyn.

     The Merger is expected to close late in the first quarter of 1998. Completion of the Merger is subject to, among other things, approval by the shareholders of both First Jermyn and Upper Valley as well as regulatory approval.

     The foregoing summary of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Exhibits.

No.       Exhibit
2.1 Agreement and Plan of Merger, dated as of October 15, 1997, between First Jermyn and
          Upper Valley

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                              THE FIRST JERMYN CORP.

Dated:  November 13, 1997

                              By   /s/ William M. Davis
                                   William M. Davis
                                   President and Chief Executive
                                   Officer